Exhibit 32.2

CERTIFICATIONS UNDER SECTION 906

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of section 1350, chapter 63 of title 18, United States Code), the undersigned officer of The ONE Group Hospitality, Inc., a Delaware corporation (the “Company”), does hereby certify, to such officer’s knowledge, that:

The Annual Report for the three months ended December 31, 2018 (the “Form 10-K”) of the Company fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and the information contained in the Form 10-K fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: March 28, 2019	/s/ Linda Siluk
Linda Siluk
Title: Interim Chief Financial Officer
(Principal Financial Officer)